UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 9, 2009
ASCENT MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34176 (Commission File Number)	26-2735737 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-5622
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 9, 2009, Ascent Media Corporation (the Corporation) and Mr. William Fitzgerald entered into an Employment Agreement (the Employment Agreement), setting forth the terms and conditions of Mr. Fitzgerald’s employment as Chairman of the Board and Chief Executive Officer of the Corporation. The following sets forth a summary of the material terms of the Employment Agreement.
     Term and Devotion of Time. The initial term of the Employment Agreement is five years, commencing effective as of September 17, 2008 (the date on which the Corporation was spun-off from its former parent company, Discovery Holding Company (DHC)). During this term, Mr. Fitzgerald will devote such time as is necessary, but in no event less than 60% of his business time, attention and energies, to the performance of his duties under the Employment Agreement. The remainder of Mr. Fitzgerald’s business time, attention and energies may be devoted to the services he performs for Liberty Media Corporation (LMC), a former parent company of DHC. He may also serve as a director of other companies, provided such services do not materially interfere with his duties at the Corporation.
     Base Salary. Mr. Fitzgerald’s annual base salary is $426,000, subject to annual review and increase in the sole discretion of the compensation committee (the Committee) of the board of directors of the Corporation.
     Bonus. Mr. Fitzgerald is eligible to receive an annual bonus from the Corporation ranging from 75% (the Minimum Target Bonus) to 150% of Mr. Fitzgerald’s base salary. Mr. Fitzgerald’s entitlement to receive any bonus, and the actual amount thereof, will be determined by the Committee in its sole discretion based upon Mr. Fitzgerald’s achievement of certain performance criteria.
     Stock Options. As previously reported, on November 13, 2008, Mr. Fitzgerald received a grant of options to purchase 347,059 shares of the Corporation’s Series A Common Stock, par value $0.01 per share (Series A Stock), at an exercise price of $21.81 (which was the closing market price on the grant date). These options were granted under the Ascent Media Corporation 2008 Incentive Plan (the Incentive Plan), vest quarterly over a four-year period and have a term of ten years, subject to specified early termination events. This grant was memorialized in the Employment Agreement.
     Restricted Shares. As previously reported, on November 13, 2008, Mr. Fitzgerald received a grant of 91,701 restricted shares of Series A Stock under the Incentive Plan. This grant vests quarterly over a four-year period and was memorialized in the Employment Agreement.
     Termination of Employment. Upon termination of Mr. Fitzgerald’s employment, the Corporation will be obligated to pay him for any base salary, vacation time and business expenses, in each case, accrued or incurred but unpaid prior to the date of termination. In addition, Mr. Fitzgerald is entitled to receive severance payments under specified circumstances.

•	Death or Disability. If Mr. Fitzgerald’s employment terminates due to his death or disability, the Corporation will pay to Mr. Fitzgerald (or his estate) an amount equal to two times Mr. Fitzgerald’s then base salary, provided, that, in the event Mr. Fitzgerald is eligible to participate in, and is covered by, the Corporation’s basic life insurance group benefit plan at the time of such termination, the Corporation will instead be obligated to pay Mr. Fitzgerald (or his estate) an amount equal to Mr. Fitzgerald’s then base salary.

•	Without Cause or For Good Reason. If the Corporation terminates Mr. Fitzgerald’s employment without “cause” or if Mr. Fitzgerald terminates his employment for “good reason” (in each case, as defined in the Employment Agreement), the Corporation will pay to Mr. Fitzgerald an amount equal to any then unpaid bonus to which Mr. Fitzgerald has become entitled for the calendar year prior to the year in which such termination occurs, plus:
•	if the termination occurs prior to a “change in control” (as defined in the Employment Agreement), the product of (i) the sum of Mr. Fitzgerald’s then base salary plus the Minimum Target Bonus then in effect, multiplied by (ii) 2; or

•	if the termination occurs concurrently with or following a “change in control,” the product of (i) the sum of Mr. Fitzgerald’s then base salary plus the Minimum Target Bonus then in effect, multiplied by (ii) 2.5.
As a condition to receiving any such severance payment, Mr. Fitzgerald is required to execute a release, but he has no duty to mitigate. Absent the occurrence of an earlier “change in control,” if the Corporation elects not to renew the Employment Agreement beyond its original five-year term, Mr. Fitzgerald will be treated as having been terminated without cause.
     Gross-Up. If any payment or distribution in the nature of compensation (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the Code)) to or for the benefit of Mr. Fitzgerald would be subject to excise tax imposed by Section 4999 of the Code, Mr. Fitzgerald will be entitled to receive a gross-up payment.
     Effect on Services Agreement. Since the Corporation’s spin-off from DHC in September 2008, Mr. Fitzgerald has been providing services to the Corporation under the Services Agreement, dated as of July 21, 2005 (the Services Agreement), between DHC and LMC which was assigned by DHC to the Corporation in connection with the spin-off. Under the Services Agreement, LMC agreed to make available the services of certain LMC personnel, including Mr. Fitzgerald, to the Corporation, and the Corporation agreed to reimburse LMC for that portion of such personnel’s salary and benefits as allocated to such personnel’s services to the Corporation. As a result of the execution of the Employment Agreement, the Corporation will pay Mr. Fitzgerald’s base salary directly and will have no reimbursement obligation to LMC with respect thereto. Mr. Fitzgerald has, however, elected to remain on LMC’s benefit plans, and, accordingly, the Corporation will be required to reimburse LMC for the applicable portion of these benefits.
     The foregoing description of the Employment Agreement, and the compensation contemplated thereby, supersedes the description of the compensation package approved by the Committee on November 11, 2008 and described in the Form 8-K of the Corporation, filed on November 17, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 13, 2009

ASCENT MEDIA CORPORATION
By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary